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Exhibit 23.3

Consent of Independent Public Accountants

        We consent to the inclusion in Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-114059) of our report dated January 15, 2004, on our audit of the financial statements of Amboy Aggregates (A Joint Venture) as of December 31, 2003 and for the three years in the period ended December 31, 2003. We also consent to the references to our Firm under the caption "Independent Auditors".

                      /s/ J.H. Cohn LLP

Roseland, New Jersey
May 4, 2004

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Consent of Independent Public Accountants